Exhibit 99.1

FOR IMMEDIATE RELEASE
December 23, 2020

Peter Poli
Chief Financial Officer
peter.poli@trackgrp.com

Track Group Reports Fiscal 2020 Financial Results

Monitoring Revenue up 3%, Total Revenue down nominally, Record Operating Income improves 137%, Adjusted EBITDA up 10%, Net loss improved

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its fiscal year ended September 30, 2020 (“FY20”). In FY20, the Company posted (i) monitoring revenue of $33.2M, an increase of approximately 3% over monitoring revenue of $32.1M for the year ended September 30, 2019 (“FY19”); (ii) FY20 operating income of $2.8M representing an increase of 137% compared to FY19 operating income of $1.2M; (iii) adjusted EBITDA of $8.2M in FY20, up 10% compared to $7.4M for FY19; and (iv) net loss attributable to common shareholders of $0.1M in FY20 compared to a net loss of $2.6M in FY19.

“Our employees, our customers, and our supply partners came together and worked extremely hard to drive the major financial metrics of our business to higher levels in the 2nd half of our fiscal year as compared to the 1st half (October – March period) despite challenges brought on by the Coronavirus,” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

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Total FY20 revenue of $33.9M was down less than 0.5% compared to FY19 revenue of $34.0M as the increase in monitoring revenue of approximately 3% was offset by a decline in product sales.

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Gross profit of $18.6M in FY20 was down 2% compared to FY19 gross profit of $19.0M principally due to the adverse impact of COVID-19 but up over 8% compared to FY18 gross profit of $17.2M.

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Operating income in FY20 of $2.8M compared to operating income of $1.2M for FY19, representing an improvement of 137% despite the global pandemic.

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Adjusted EBITDA for FY20 of $8.2M, up nearly 10%, compared to $7.4M for FY19. Adjusted EBITDA in FY20 as a percentage of revenue also increased to 24.2%, compared to 21.9% for FY19.

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Cash balance of $6.8M for FY20, down 2% compared to $6.9M for FY19 and down 25% compared to the June 30, 2020 cash balance of $9.0M due to the repayment of $2.7 million to settle certain indebtedness at a discount on September 30, 2020.

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Net loss attributable to shareholders in FY20 was $0.1M compared to a net loss of $2.6M in FY19, a change principally attributable to the Company’s strong operating performance and the increase in Other Income associated with the gain on settling the repayment of certain indebtedness at a discount.

Business Outlook
As of December 23, 2020, the coronavirus pandemic has adversely impacted both the Company’s revenue and costs by disrupting the operations in Chile, causing shortages within the supply chain and postponing sales opportunities as some government agencies have delayed new RFP (Request for Proposal) processes. In addition, we continue to operate in a rapidly changing environment so the extent to which the coronavirus pandemic impacts our business, operations and financial results from this point forward will depend on numerous evolving factors that we cannot accurately predict. Given this uncertainty, the Company has elected not to provide specific guidance regarding fiscal 2021 results.

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures
This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

200 E 5th Ave., Suite 100 | Naperville, IL 60563 1-877-260-2010 | info@trackgrp.com | trackgrp.com

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2020 AND 2019

	September 30,	September 30,
Assets	2020	2019
Current assets:
Cash	$6,762,099	$6,896,711
Accounts receivable, net of allowance for doubtful accounts of $2,654,173 and $2,454,281, respectively	5,546,213	6,763,236
Prepaid expense and deposits	866,389	1,339,465
Inventory, net of reserves of $6,483 and $26,934, respectively	124,606	274,501
Total current assets	13,299,307	15,273,913
Property and equipment, net of accumulated depreciation of $2,531,631 and $2,248,913, respectively	378,764	675,037
Monitoring equipment, net of accumulated depreciation of $6,639,883 and $6,322,768, respectively	2,065,947	2,624,900
Intangible assets, net of accumulated amortization of $16,390,721 and $14,157,090, respectively	21,171,045	21,955,679
Goodwill	8,220,380	8,187,911
Deferred tax asset	432,721	540,563
Other assets	2,166,743	124,187
Total assets	$47,734,907	$49,382,190

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,199,215	$2,628,003
Accrued liabilities	14,958,628	13,828,696
Current portion of long-term debt	30,914,625	33,827,689
Total current liabilities	48,072,468	50,284,388
Long-term debt, net of current portion	418,575	-
Long-term liabilities	164,487	-
Total liabilities	48,655,530	50,284,388

Commitments and contingencies (Note 12)

Stockholders’ deficit:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,414,150 and 11,401,650 shares outstanding, respectively	1,141	1,140
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,270,242	302,250,556
Accumulated deficit	(302,270,933)	(302,152,292)
Accumulated other comprehensive loss	(921,073)	(1,001,602)
Total deficit	(920,623)	(902,198)
Total liabilities and stockholders’ deficit	$47,734,907	$49,382,190

TRACK GR OUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2020 AND 2019

	2020	2019
Revenue:
Monitoring and other related services	$33,217,661	$32,100,370
Product sales and other	657,506	1,918,782
Total revenue	33,875,167	34,019,152

Cost of revenue:
Monitoring, products and other related services	13,306,108	12,989,186
Depreciation and amortization	1,923,356	2,012,975
Total cost of revenue	15,229,464	15,002,161

Gross profit	18,645,703	19,016,991

Operating expense:
General & administrative	10,381,859	12,243,459
Gain on sale of asset	-	(10,563)
Selling & marketing	2,257,667	2,257,101
Research & development	1,182,542	1,313,499
Depreciation & amortization	2,064,097	2,047,980
Total operating expense	15,886,165	17,851,476

Operating income	2,759,538	1,165,515

Other income (expense):
Interest income	39,592	23,929
Interest expense	(2,503,542)	(2,403,047)
Currency exchange rate loss	(316,330)	(466,140)
Other income/expense, net	695,298	143
Total other income (expense)	(2,084,982)	(2,845,115)
Net income (loss) before income taxes	674,556	(1,679,600)
Income tax expense	793,197	884,353
Net loss attributable to common stockholders	(118,641)	(2,563,953)
Foreign currency translation adjustments	80,529	(31,332)
Comprehensive loss	$(38,112)	$(2,595,285)
Net loss per common share, basic and diluted	$(0.01)	$(0.23)
Weighted average common shares outstanding, basic and diluted	11,413,535	11,213,431

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2020	2019	2020	2019

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$1,421	$(495)	$(119)	$(2,564)
Interest expense, net	642	596	2,464	2,379
Depreciation and amortization	992	992	3,987	4,061
Income taxes (1)	181	427	793	884
Board compensation and stock-based compensation	75	(32)	320	321
Foreign exchange expense	(340)	331	316	466
Gain on settlement of note payable	(700)	-	(700)	-
Other charges, net (2)	246	353	1,122	1,902
Non-GAAP Adjusted EBITDA	$2,517	$2,172	$8,183	$7,449
Non-GAAP Adjusted EBITDA, percent of revenue	28.5%	24.8%	24.2%	21.9%

Weighted average common shares outstanding	11,414,150	11,251,650	11,413,535	11,213,431
Non-GAAP earnings per share	$0.22	$0.19	$0.72	$0.66

(1) Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.
(2) Other charges may include gains or losses and non-recurring accrual adjustments.